                     RESTATED CERTIFICATE OF INCORPORATION
                                       of
                             HARRIS BANKCORP, INC.


FIRST. The name of the Corporation is

                             HARRIS BANKCORP, INC.

     SECOND. The registered office of the Corporation in the State of Delaware is located at 808 South State Street in the City of Dover, County of Kent. The name of its registered agent is United States Corporation Company, 306 South State Street, Dover, Delaware 19901.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is Eleven Million (11,000,000) shares of which One Million (1,000,000) shares shall be shares of Preferred Stock without par value (hereinafter sometimes referred to as "Preferred Stock"), and Ten Million (10,000,000) shares shall be shares of Common Stock of the par value of $8.00 per share (hereinafter sometimes referred to as "Common Stock").


                                     PART I

                                PREFERRED STOCK

     The Board of Directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the Issue of Preferred Stock in one or more series, to fix the number of shares in each such series and to fix the designations and the powers, preferences and relative, optional or other special rights, and the qualifications, limitations and restrictions thereof, of each such series. The authority of the Board of Directors with respect to each such series shall include a determination of the following (which may vary as between the different series of Preferred Stock):

     (a) The number of shares constituting the series and the distinctive designation of the series;

     (b) The dividend rate on the shares of the series, the conditions and dates upon which dividends thereon shall be payable, the extent, if any, to which dividends thereon shall be cumulative, and the relative rights of preference, if any, of payment of dividends thereon;

     (c) Whether or not the shares of the series are redeemable and, if redeemable, including whether such shares shall be redeemable for cash, property or rights or any combination thereof and the times during which such shares shall be redeemable and the amount per share payable in case of redemption, which amount may, but need not, vary according to the time and circumstances of such action;

     (d) The amount payable in respect of the shares of the series, in the event of any liquidation, dissolution or winding up of the Corporation, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment of such amount;

     (e) Any requirement as to a sinking fund for the shares of the series, or any requirement as to the redemption, purchase or other retirement by the Corporation of the shares of the series;

     (f) The right, if any, to exchange or convert shares of the series into shares of any other series or class of stock of the Corporation and the rate or basis, time, manner and condition of exchange or conversion;

     (g) The voting rights (which in no event shall exceed more than one vote per share), if any, to which the holders of shares of the series shall be entitled; and

     (h) Any other terms, condition or provision (not involving any further participation in the assets or profits of the Corporation other than as permitted and provided for pursuant to the provisions of paragraph's (b), (c),
(d), (e) and (f) of this Part I) with respect to the series as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Article Fourth.


                                    PART II

                                  COMMON STOCK

     (a) DIVIDENDS. Subject to any rights to receive dividends to which the holders of the shares of the Preferred Stock may be entitled, the holders of shares of Common Stock shall be entitled to receive dividends, if and when declared payable from time to time by the Board of Directors from any funds legally available therefor.

     (b) LIQUIDATION. In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, after there shall have been paid to the holders of shares of Preferred Stock the full amounts to which they shall be entitled, the holders of the then outstanding shares of Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the Corporation available for distribution to its stockholders. The Board of Directors may distribute in kind to the holders of the shares of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of the shares of Common Stock. The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the Corporation for the purpose of this paragraph (b).

     (e) VOTING. Each outstanding share of Common Stock of the Corporation shall entitle the holder thereof to one vote, and except as otherwise stated or expressed in a resolution or resolution adopted by the Board of Directors providing for the Issue of any Preferred Stock or as otherwise provided by law, the exclusive voting power for all purposes shall be vested in the holders of Common Stock.


                                    PART III

                               GENERAL PROVISIONS

     (a) PRE-EMPTIVE RIGHTS. The holders of Common Stock shall have pre-emptive rights in respect of any new or additional issue of Common Stock (whether now or hereafter authorized) or (if convertible into Common Stock) any other shares of the stock of the Corporation of any series or class (whether now or hereafter authorized), any obligations of the Corporation, or any obligations or shares of stock of any subsidiary of the Corporation, and therefore in such instances the holders of the Common Stock shall have the prior right to subscribe for or take such additional shares or obligations in proportion to their holdings of Common Stock at such price or prices as may be determined by the Board of Directors, subject to such regulations and adjustments as the Board of Directors may from time to time determine for the purpose of avoiding allotment of fractional shares, except that such pre-emptive rights shall not attach to

          (1) any such shares or obligations issued or sold for a consideration other than cash,

          (2) any such shares or obligations issued and sold to satisfy claims of dissenting stockholders in connection with any merger, acquisition, or corporate reorganization to which the Corporation or any subsidiary of the Corporation is a party;

          (3) any such shares or obligations issued pursuant to employee incentive programs;

          (4) any such shares or obligations where such shares or obligations are issued and sold for the purpose of financing operations outside of the United States of America and the sale of such shares or obligations is restricted to persons residing outside of the United States of America; or

          (5) any shares of the Corporation required to be issued by the Corporation pursuant to the conversion provisions of any then outstanding shares of stock or obligations of any other corporation which shall become a party to any merger, acquisition or corporate reorganization to which the Corporation or any subsidiary of the Corporation shall become a party and under the terms of which provisions the holders of said shares of stock or obligations of such other corporation shall have the right as a result of such merger, acquisition or corporate reorganization to convert the shares of stock or obligations of the other corporation into shares of the Corporation.

     The pre-emptive rights granted by this paragraph (a) shall extend to any warrants or other rights issued by the Corporation (or any subsidiary of the Corporation) entitling the holder thereof to purchase Common Stock of the Corporation, and for the purpose of this paragraph (a), shares or obligations convertible into Common Stock shall include any shares of stock of the Corporation (or any subsidiary of the Corporation) of whatsoever class or series and any notes, bonds or other evidences of indebtedness of the Corporation (or any subsidiary of the Corporation) which by their terms are convertible into Common Stock or to which are attached or with which are issued warrants or other rights to purchase Common Stock. Except as specifically provided in this paragraph (a), no holder of shares of stock of the Corporation of any class shall have any pre-emptive, preferential or other right to purchase or subscribe for any shares of stock, whether now or hereafter authorized, of the Corporation of any class, or any obligations convertible into, or any options or warrants to purchase, any shares of stock, whether now or hereafter authorized, of the Corporation of any class, other than such, if any, as the Board of Directors may from time to time determine, and at such price as the Board of Directors may from time to time fix; and any shares of stock or any obligations, options or warrants which the Board of Directors may determine to offer for subscription to holders of any shares of stock of the Corporation may, as the Board of Directors shall determine, be offered to holders of shares of stock of the Corporation of any class or classes or series, and if offered to holders of shares of stock of more than one class or series, in such proportions as between such classes and series as the Board of Directors may determine.

     (b) CUMULATIVE VOTING. In all elections of directors of the Corporation (other than elections by the Board of Directors to fill vacancies or newly created directorships pursuant to Article Seventh hereof) each stockholder entitled to vote thereat shall be entitled to as many votes as shall equal the number of votes which, except for this paragraph (b) providing for cumulative voting, he would be entitled to cast for the election of directors with respect to his shares multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

     (c) VOTING REQUIREMENTS WITH RESPECT TO AMENDMENTS, MERGERS AND OTHER EXTRAORDINARY TRANSACTIONS. Except as set forth in the last sentence of this paragraph (c), the affirmative vote of the holders of two-thirds of all shares of stock of the Corporation then entitled to vote in elections of Directors, considered for this purpose as one class, shall be required (1) for the adoption of any amendment, alteration, change or repeal of any provision of this Certificate of Incorporation, (2) for the adoption of any agreement for the merger or consolidation of the Corporation with or into any other corporation,
(3) to authorize any sale, lease or exchange of all or substantially all of the assets of the Corporation, or (4) to authorize the dissolution of the Corporation. Such affirmative vote shall be in addition to any vote of the holders of the stock of the Corporation otherwise required by law or any agreement between the Corporation and any national securities exchange. The provisions of this paragraph (c) shall not be applicable to any merger or consolidation into the Corporation of any other corporation of which the Corporation is the owner of at least 80% of the outstanding shares of each class of stock.

     (d) Consents in Lieu of Voting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of the stockholders or such class or classes of stockholders may be dispensed with upon the written consent to such corporate action of stockholders having not less than the minimum percentage of the total number of votes which would be required to authorize and approve such corporate action at a meeting at which all of the outstanding shares of such class or classes are voted. A notice of the obtaining of any consent provided for in this paragraph shall be mailed by the Corporation, promptly after such consent is obtained, to the stockholders at their respective addresses then appearing on the records of the Corporation.

     FIFTH. The name and the mailing address of the incorporator is as follows:


          NAME                                    MAILING ADDRESS
          ----                                    ---------------

     M. Gorsuch                                306 South State Street
                                               Dover, Delaware  19901

     SIXTH. The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of the stockholders or until their successors are elected and qualified are as follows:


          NAMES                                   MAILING ADDRESSES
          -----                                   -----------------

     William F. Murray                         111 W. Monroe Street
                                               Chicago, Illinois  60690

     Stanley G. Harris, Jr.                    111 W. Monroe Street
                                               Chicago, Illinois  60690

     Chalkley J. Harnbleton                    111 W. Monroe Street
                                               Chicago, Illinois  60690

     Theodore H. Roberts                       111 W. Monroe Street
                                               Chicago, Illinois  60690

     Charles M. Bliss                          111 W. Monroe Street
                                               Chicago, Illinois  60690

**    SEVENTH. The number of directors constituting the Board of Directors shall be such number, not less than ten nor more than twenty-five, as shall be fixed from time to time by the stockholders at any annual or other meeting thereof called for the purpose of electing directors, or changing the number thereof, by the affirmative vote of at least two-thirds of the shares of stock of the Corporation entitled to vote in elections of directors (considered for this purpose as one class) or such higher number of directors, subject to the maximum number aforesaid, as may from time to time be fixed by the Board of Directors pursuant to the succeeding sentence of this Article Seventh, and the number so fixed shall constitute the Board of Directors until the number of directors is hereafter changed pursuant to the provisions of this Article Seventh. The Board of Directors, by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board or (if notice of the proposed action is contained in the notice of such special meeting) at any special meeting of the Board, may during the interval between annual meetings of stockholders increase by not more than three the authorized number of directors as last fixed by vote of stockholders and during such interval elect not more than a total of three persons as directors to fill vacancies or newly created directorships.

     In furtherance and not in limitation of the powers conferred by statute (but subject to the forgoing provisions of this Article Seventh), the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation. The books of the Corporation (subject to the provisions of the laws of the State of Delaware) may be kept outside of the State of Delaware at such places as may be from time to time designated by the Board of Directors. Elections of directors need not be by ballot unless the by-laws so provide.

          Wherever the term "Board of Directors" is used in this Certificate of Incorporation, such term shall mean the Board of Directors of the Corporation; provided, however, that, to the extent any committee of directors of the Corporation is lawfully entitled to exercise the powers of the Board of Directors, such committee may exercise any right or authority of the Board of Directors under the Certificate of Incorporation.

  ***     EIGHTH. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses for which such person has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses for which such person has not otherwise been reimbursed (including attorneys' fees and amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of such suit or action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Article Eighth, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) For the purpose of paragraphs (a) through (c), both inclusive, of this Article Eighth, the term "Corporation" as used therein shall include a reference to all constituent corporations absorbed in a consolidation or merger where the Corporation will be the resulting or surviving corporation, so that any person who is or was an officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, joint venture, trust or other enterprise, shall, for the purposes of such paragraphs, stand in the same position with respect to the Corporation as he would if he had served the Corporation in the same capacity.

          (e) Any indemnification under paragraphs (a) and (b) of this Article Eighth (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said paragraphs (a) and (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
     (iii) by the stockholders.

          (f) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such motion, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

          (g) The indemnification and advancement of expenses provided by or granted pursuant to this Article Eighth shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, or of any other indemnification which may be granted to any person apart from this Article Eighth, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Eighth shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          NINTH. Subject to the provisions of paragraph (c) of Part III of Article Fourth hereof, the Corporation reserves the right to amend, alter, change or repeal any provisions obtained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of Delaware, and all rights and powers conferred herein upon stockholders and directors are granted subject to this reservation.

 ***      TENTH. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.




  *Amendment effective June 30, 1975.


 **Amendment effective March 20, 1974, as further amended March 21, 1979.


***Amendment effective September 3, 1987.

                        CERTIFICATE OF DESIGNATIONS FOR
                      SERIES A NON-VOTING PREFERRED STOCK
                                       OF
                             HARRIS BANKCORP, INC.

             Pursuant to Section 151(g) of the General Corporation
                          Law of the State of Delaware

     HARRIS BANKCORP, INC., a Delaware corporation (hereinafter referred to as the "Corporation"), certifies that, pursuant to the authority contained in Article FOURTH of its Restated Certificate of Incorporation, as heretofore amended, and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of the Preferred Stock, without par value, of the Corporation designated as "Series A Non-voting Preferred Stock":

     RESOLVED: That a series of the Preferred Stock, without par value, of the Corporation is hereby created, and that the number of shares of such series, and the powers, designations, preferences and relative, participating, optional and other rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

1. DESIGNATION, AMOUNT AND STATED VALUE.

     The series shall be designated (and hereinafter referred to) as the "Series A Non-voting Preferred Stock" and shall consist of 180 shares of Preferred Stock, without par value. The stated value of the Series A Non-voting Preferred Stock shall be $1,000,000 per share (hereinafter referred to as the "Stated Value").

2. DIVIDEND PROVISIONS.

     The holders of shares of the Series A Non-voting Preferred Stock shall be entitled to receive, if, as and when declared payable by the Board of Directors from funds legally available for the payment thereof, dividends in lawful money of the United States of America at a rate per annum per share of 7-1/4% of the Stated Value, and no more. Said dividends shall, subject to being declared, be payable quarterly in arrears commencing on March 31, 1996, and continuing thereafter on June 30, September 30, December 31 and March 31 (hereinafter each such date is referred to as a "Quarterly Payment Date" and the three-month period ending on each such date is referred to as a "Dividend Period") in each year with respect to the three months then ending to stockholders of record on a date to be fixed from time to time by the Board of Directors, which date shall not be more than sixty (60) days preceding the applicable Quarterly Payment Date. Declared dividends shall not bear interest from the date of declaration, the proposed date of payment or otherwise. The initial dividend for the Series A Non-voting Preferred Stock will accrue from the date such

Series A Non-voting Preferred Stock is issued and, subject to being declared, be payable on March 31, 1996. The holders of the Series A Non-voting Preferred Stock shall not be entitled to participate in any dividends payable on the Common Stock of the Corporation or on any other series of the Preferred Stock of the Corporation. All dividends on the Series A Non-voting Preferred Stock shall be non-cumulative, so that if at any time dividends upon the outstanding Series A Non-voting Preferred Stock as herein provided shall not have been declared with respect to a particular Dividend Period, the holders of the Series A Non-voting Preferred Stock shall not be entitled to receive any dividend on the Series A Non-voting Preferred Stock with respect to said Dividend Period. No dividends shall be paid on the Common Stock of the Corporation or any other series or class of stock ranking junior to the Series A Non-voting Preferred Stock as to dividends while there exist any declared but unpaid dividends on the Series A Non-voting Preferred Stock unless the Corporation has irrevocably set aside sufficient funds for the payment of said declared but unpaid dividends on the Series A Non-voting Preferred Stock.

3.   REDEMPTION AT OPTION OF THE CORPORATION.

     (a) The Corporation shall have the right to redeem shares of the Series A Non-voting Preferred Stock pursuant to the following provisions:

          (i) The Corporation shall have the right, at its sole option and election, provided the Corporation shall have first obtained the approval of the Board of Governors of the Federal Reserve System, or its authorized delegate, to redeem the shares of the Series A Non-voting Preferred
     Stock, in whole or in part, at any time and from time to time, at a redemption price per share equal to the sum of (A) the Stated Value plus
     (B) the amount per share of any declared but unpaid dividends on the Series A Non-voting Preferred Stock being redeemed as of the applicable redemption date.

          (ii) If less than all of the Series A Non-voting Preferred Stock at the time outstanding is to be redeemed, the shares so to be redeemed shall be selected by lot, pro rata or in such other manner as the Board of Directors may determine to be fair and proper.

          (iii) Notice of any redemption of the Series A Non-voting Preferred Stock shall be mailed at least twenty (20), but not more than sixty (60), days prior to the date fixed for redemption to each holder of Series A Non-voting Preferred Stock to be redeemed at such holder's address as it appears on the books of the Corporation. In order to facilitate the redemption of the Series A Non-voting Preferred Stock, the Board of Directors may fix a record date for the determination of holders of Series A Non-voting Preferred Stock to be redeemed, or may cause the transfer books of the Corporation to be closed for the transfer of the Series A Non-voting Preferred Stock, not more than sixty (60) days prior to the date fixed for such redemption.

          (iv) On the redemption date specified in the notice given pursuant to paragraph (iii) of this Section 3(a), the Corporation shall, and at any time after such notice shall have been mailed and before such redemption date the Corporation may, either irrevocably set aside, or irrevocably deposit with a bank or trust company organized under the laws of the United States of America or the State of Illinois, for the pro rata benefit of the holders of the shares of the Series A Non-voting Preferred Stock so called for redemption the funds necessary for such redemption. Any funds so deposited by the Corporation and unclaimed at the end of three years from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Corporation for the payment of the redemption price. The redemption price shall not bear any interest. Any interest accrued on funds so deposited by the Corporation pursuant to this paragraph (iv) shall be paid from time to time to the Corporation for its own account.

          (v) After written notice of redemption has been sent pursuant to paragraph (iii) of this Section 3(a) to the holders of the shares of the Series A Non-voting Preferred Stock being redeemed and upon the irrevocable setting aside or deposit of funds pursuant to paragraph (iv) of this
     Section 3(a) in respect of shares of the Series A Non-voting Preferred Stock called for redemption, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the date of redemption designated in the notice of redemption and all rights of the holders of the shares of the Series A Non-voting Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the redemption price therefor.

          (vi) The Corporation shall not be required to establish a sinking fund for or with respect to the Series A Non-voting Preferred Stock.

     (b) All shares of Series A Non-voting Preferred Stock purchased or redeemed by the Corporation shall be retired and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

     (c) The holders of the shares of the Series A Non-voting Preferred Stock shall not have the right to require the Corporation to redeem any such shares.

4. LIQUIDATION, DISSOLUTION OR WINDING UP.

     (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of the Common Stock or any other series or class of stock ranking junior as to rights upon liquidation, dissolution or winding up of the Corporation to the Series A Non-voting Preferred Stock unless, prior thereto, the holders of shares of the Series A Non-voting Preferred Stock shall have received a payment of an amount per share equal to the sum of (i) the Stated Value plus (ii) the amount of any declared but unpaid dividends per share on the Series A Non-voting

Preferred Stock (hereinafter referred to as the "Series A Liquidation Preference"). If upon liquidation, dissolution or winding up of the Corporation the assets of the Corporation which are distributable among the holders of the Series A Non-voting Preferred Stock shall be insufficient to pay in full the Series A Liquidation Preference and the liquidation preference with respect to any shares of stock then outstanding which rank on a parity with the Series A Non-voting Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation, then such assets shall be distributed among such holders of the Series A Non-voting Preferred Stock and any such shares of stock which rank on a parity with the Series A Non-voting Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation ratably in accordance with the respective amounts which would be payable on such shares of the Series A Non-voting Preferred Stock and any other such stock if all amounts payable thereon were paid in full.

     (b) Upon any liquidation, dissolution or winding up of the Corporation, after payment of the Series A Liquidation Preference shall have been made in full as provided in this Section 4, but not prior thereto, the Common Stock or any other series or class of stock ranking junior to the Series A Non-voting Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed to the stockholders of the Corporation and the Series A Non-voting Preferred Stock shall not be entitled to share therein.

     (c) A consolidation or merger of the Corporation with or into one or more other corporations, or a sale, lease or exchange of all or substantially all of the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4.


5.   VOTING RIGHTS.

     Except as otherwise required by law or the Restated Certificate of Incorporation of the Corporation, as amended or restated from time to time, the holders of Series A Non-voting Preferred Stock shall not be entitled to vote on any matter.

6.   NOTICE OF STOCKHOLDERS MEETINGS.

     The holders of the shares of the Series A Non-voting Preferred Stock shall be entitled to receive notice only of such meetings of the stockholders at which questions are presented upon which they are entitled to vote.

     IT WITNESS WHEREOF, HARRIS BANKCORP, INC. has caused this Certificate of Designations to be duly executed in its name by its Vice Chair of the Board and attested by its Secretary this 20th day of December, 1995, and said officers of the Corporation do hereby affirm, under penalties of perjury, that the foregoing Certificate of Designations is the act and deed of the Corporation and that the facts stated therein are true.

                                        HARRIS BANKCORP, INC.


                                        By  Edward Lyman, Jr.
                                            -----------------------------
                                        Its Vice Chair of the Board

ATTEST:

By  Thomas R. Sizer
    ------------------------------

    Its _________________Secretary

                        CERTIFICATE OF DESIGNATIONS FOR
                      SERIES B NON-VOTING PREFERRED STOCK
                            OF HARRIS BANKCORP, INC.

             Pursuant to Section 151(g) of the General Corporation
                          Law of the State of Delaware


     HARRIS BANKCORP, INC., a Delaware corporation (hereinafter referred to as the "Corporation"), certifies that, pursuant to the authority contained in Article FOURTH of its Restated Certificate of Incorporation, as heretofore amended, and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of the Preferred Stock, without par value, of the Corporation designated as "Series B Non-voting Preferred Stock":

     RESOLVED: That a series of the Preferred Stock, without par value, of the Corporation is hereby created, and that the number of shares of such series, and the powers, designations, preferences and relative, participating, optional and other rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

1. DESIGNATION, AMOUNT AND STATED VALUE.

     The series shall be designated (and hereinafter referred to) as the "Series B Non-voting Preferred Stock" and shall consist of 45 shares of Preferred Stock, without par value. The stated value of the Series B Non-voting Preferred Stock shall be $1,000,000 per share (hereinafter referred to as the "Stated Value").

2. DIVIDEND PROVISIONS

     The holders of shares of the Series B Non-voting Preferred Stock shall be entitled to receive, if, as and when declared payable by the Board of Directors from funds legally available for the payment thereof, dividends in lawful money of the United States of America at a rate per annum per share to be determined by the Corporation's Chief Financial Officer prior to the first issuance of any shares of the Series B Non-voting Preferred Stock, which determination shall be evidenced by a written statement of the Corporation's Chief Financial Officer inserted in the Corporation's minute book after the resolutions creating the Series B Non-voting Preferred Stock. Said dividends shall, subject to being declared, be payable quarterly in arrears commencing on December 31, 1996, and continuing thereafter on March 31, June 30, September 30 and December 31 (hereinafter each such date is referred to as a "Quarterly Payment Date" and the three-month period ending on each such date is referred to as a "Dividend Period") in each year with respect to the three months then ending to stockholders of record on a date to be fixed from time to time by the Board of Directors, which date shall not be more than sixty (60) days preceding the applicable Quarterly Payment Date.

Declared dividends shall not bear interest from the date of declaration, the proposed date of payment or otherwise. The initial dividend for the Series B Non-voting Preferred Stock will accrue from the date such Series B Non-voting Preferred Stock is issued and, subject to being declared, be payable on December 31, 1996. The holders of the Series B Non-voting Preferred Stock shall not be entitled to participate in any dividends payable on the Common Stock of the Corporation or on any other series of the Preferred Stock of the Corporation. All dividends on the Series B Non-voting Preferred Stock shall be non-cumulative, so that if at any time dividends upon the outstanding Series B Non-voting Preferred Stock as herein provided shall not have been declared with respect to a particular Dividend Period, the holders of the Series B Non-voting Preferred Stock shall not be entitled to receive any dividend on the Series B Non-voting Preferred Stock with respect to said Dividend Period. No dividends shall be paid on the Common Stock of the Corporation or any other series or class of stock ranking junior to the Series B Non-voting Preferred Stock as to dividends while there exist any declared but unpaid dividends on the Series B Non-voting Preferred Stock unless the Corporation has irrevocably set aside sufficient funds for the payment of said declared but unpaid dividends on the Series B Non-voting Preferred Stock.

3.   REDEMPTION AT OPTION OF THE CORPORATION.

     (a) The Corporation shall have the right to redeem shares of the Series B Non-voting Preferred Stock pursuant to the following provisions:

          (i) The Corporation shall have the right, at its sole option and election, provided the Corporation shall have first obtained the approval of the Board of Governors of the Federal Reserve System, or its authorized delegate, to redeem the shares of the Series B Non-voting Preferred Stock, in whole or in part, at any time and from time to time, at a redemption price per share equal to the sum of (A) the Stated Value plus (B) the amount per share of any declared but unpaid dividends on the Series B Non-voting Preferred Stock being redeemed as of the applicable redemption date.

          (ii) If less than all of the Series B Non-voting Preferred Stock at the time outstanding is to be redeemed, the shares so to be redeemed shall be selected by lot, pro rata or in such other manner as the Board of Directors may determine to be fair and proper.

          (iii) Notice of any redemption of the Series B Non-voting Preferred Stock shall be mailed at least twenty (20), but not more than sixty (60), days prior to the date fixed for redemption to each holder of Series B Non-voting Preferred Stock to be redeemed at such holder's address as it appears on the books of the Corporation. In order to facilitate the redemption of the Series B Non-voting Preferred Stock, the Board of Directors may fix a record date for the determination of holders of Series B Non-voting Preferred Stock to be redeemed, or may cause the transfer books of the Corporation to be closed for the transfer of the Series B Non-voting Preferred Stock, not more than sixty (60) days prior to the date fixed for such redemption.

          (iv) On the redemption date specified in the notice given pursuant to paragraph (iii) of this Section 3(a), the Corporation shall, and at any time after such notice shall have been mailed and before such redemption date the Corporation may, either irrevocably set aside, or irrevocably deposit with a bank or trust company organized under the laws of the United States of America or the State of Illinois, for the pro rata benefit of the holders of the shares of the Series B Non-voting Preferred Stock so called for redemption the funds necessary for such redemption. Any funds so deposited by the Corporation and unclaimed at the end of three years from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Corporation for the payment of the redemption price. The redemption price shall not bear any interest. Any interest accrued on funds so deposited by the Corporation pursuant to this paragraph (iv) shall be paid from time to time to the Corporation for its own account.

          (v) After written notice of redemption has been sent pursuant to paragraph (iii) of this Section 3(a) to the holders of the shares of the Series B Non-voting Preferred Stock being redeemed and upon the irrevocable setting aside or deposit of funds pursuant to paragraph (iv) of this Section 3(a) in respect of shares of the Series B Non-voting Preferred Stock called for redemption, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the date of redemption designated in the notice of redemption and all rights of the holders of the shares of the Series B Non-voting Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the redemption price therefor.

          (vi) The Corporation shall not be required to establish a sinking fund for or with respect to the Series B Non-voting Preferred Stock.

     (b) All shares of Series B Non-voting Preferred Stock purchased or redeemed by the Corporation shall be retired and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

     (c) The holders of the shares of the Series B Non-voting Preferred Stock shall not have the right to require the Corporation to redeem any such shares.

4. LIQUIDATION, DISSOLUTION OR WINDING UP.

     (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of the Common Stock or any other series or class of stock ranking junior as to rights upon liquidating, dissolution or winding up of the Corporation to the Series B Non-voting Preferred Stock unless, prior thereto, the holders of shares of the Series B Non-voting Preferred Stock shall have received a payment of an amount per share equal to the sum of (i) the Stated Value plus (ii) the amount of any declared but unpaid dividends per share on the Series B Non-voting Preferred Stock (hereinafter referred to as the "Series B Liquidation Preference"). If upon liquidation, dissolution or winding up of the Corporation the assets of the Corporation which are distributed among the holders of the Series B Non-voting Preferred Stock shall be insufficient to pay in full the Series B Liquidation Preference and the liquidation preference with respect to any shares of stock then outstanding which rank on a parity with the Series B Non-voting Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation, then such assets shall be distributed among such holders of the Series B Non-voting Preferred Stock and any such shares of stock which rank on a parity with the Series B Non-voting Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation ratably in accordance with the respective amounts which would be payable on such shares of the Series B Non-voting Preferred Stock and any other such stock if all amounts payable thereon were paid in full.

     (b) Upon any liquidation, dissolution or winding up of the Corporation, after payment of the Series B Liquidation Preference shall have been made in full as provided in this Section 4, but not prior thereto, the Common Stock or any other series or class of stock ranking junior to the Series B Non-voting Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed to the stockholders of the Corporation and the Series B Non-voting Preferred Stock shall not be entitled to share therein.

     (c) A consolidation or merger of the Corporation with or into one or more other corporations, or a sale, lease or exchange of all or substantially all of the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 4.

5. VOTING RIGHTS.

     Except as otherwise required by law or the Restated Certificate of Incorporation of the Corporation, as amended or restated from time to time, the holders of Series B Non-voting Preferred Stock shall not be entitled to vote on any matter.

6. NOTICE OF STOCKHOLDERS MEETINGS.

     The holders of the shares of the Series B Non-voting Preferred Stock shall be entitled to receive notice only of such meetings of the stockholders at which questions are presented upon which they are entitled to vote.

7.   SERIES B NON-VOTING PREFERRED STOCK.

     The Series B Non-voting Preferred Stock shall rank on a parity with the Corporation's Series A Non-voting Preferred Stock as to dividends and as to rights upon liquidation, dissolution or winding up of the Corporation.

     IN WITNESS WHEREOF, HARRIS BANKCORP, INC. has caused this Certificate of Designation to be duly executed in its name by its Vice Chair of the Board and
                                                   -----------------------
attested by its Secretary this twentieth day of May, 1996, and said officers of
                ---------      ---------        ---
the Corporation do hereby affirm, under penalties of perjury, that the forgoing Certificate of Designations is the act and deed of the Corporation and that the facts stated therein are true.



                                           HARRIS BANKCORP, INC.

                                           By  Maribeth Rahe
                                               ----------------------------

                                               Its Vice Chair of the Board
                                                   ------------------------


ATTEST:

By  Thomas R. Sizer
    ------------------------

    Its               Secretary
       ---------------